Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Navidea Biopharmaceuticals, Inc.
Dublin, Ohio

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-173752, 333-184173, and 333-193330) and Form S-8 (No. 333-05143, 333-119219, 333-130636, 333-130640, 333-153110, 333-158323 and 333-183317) of Navidea Biopharmaceuticals, Inc. of our reports dated March 14, 2014, relating to the consolidated financial statements, and the effectiveness of Navidea Biopharmaceuticals, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/BDO USA, LLP
Chicago, Illinois
March 14, 2014